Exhibit 99.8

PROXY CARD
ABRI SPAC I, INC.
PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on October [*], 2023: The Proxy Statement is available at https://www.cstproxy.com/[*]

The undersigned hereby appoints Jeffrey Tirman or Christopher Hardt as proxy of the undersigned to attend the Special Meeting of Stockholders (the “Special Meeting”) of Abri SPAC I, Inc. (the “Company”), to be held via teleconference as described in the Proxy Statement on October [*], 2023 at [*]:00 a.m. Eastern time, and any postponement or adjournment thereof, and to vote as if the undersigned were then and there personally present on all matters set forth in the Notice of Special Meeting, dated October [*], 2023 (the “Notice”), a copy of which has been received by the undersigned, as follows:

1.	PROPOSAL 1. MERGER AGREEMENT PROPOSAL— TO APPROVE THE TRANSACTIONS CONTEMPLATED UNDER THE MERGER AGREEMENT DATED AS OF SEPTEMBER 9, 2022 (THE “MERGER AGREEMENT”), BY AND AMONG ABRI MERGER SUB, INC., A DELAWARE CORPORATION AND A WHOLLY OWNED SUBSIDIARY OF ABRI (“MERGER SUB”), LOGIQ, INC., A DELAWARE CORPORATION (“DLQ PARENT”), AND DLQ, INC., A NEVADA CORPORATION (“DLQ”) AND WHOLLY OWNED SUBSIDIARY OF DLQ PARENT, WITH DLQ SURVIVING THE MERGER AS A WHOLLY OWNED SUBSIDIARY OF ABRI (“MERGER”), A COPY OF WHICH IS ATTACHED TO THIS PROXY STATEMENT/PROSPECTUS AS ANNEX A.

For ☐ Against ☐ Abstain ☐

2.	PROPOSAL 2. CHARTER AMENDMENT PROPOSAL — TO APPROVE THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF ABRI, A COPY OF WHICH IS ATTACHED TO THIS PROXY STATEMENT/PROSPECTUS AS ANNEX B-2 (THE “AMENDED CHARTER”) TO BE EFFECTIVE UPON THE CONSUMMATION OF THE BUSINESS COMBINATION ANNEX B TO THE PROXY STATEMENT/PROSPECTUS.

For ☐ Against ☐ Abstain ☐

3.	PROPOSAL 3. BYLAWS AMENDMENT PROPOSAL — TO APPROVE THE AMENDED AND RESTATED BYLAWS OF ABRI, A COPY OF WHICH IS ATTACHED TO THIS PROXY STATEMENT/PROSPECTUS AS ANNEX C TO THE PROXY STATEMENT/PROSPECTUS.

For ☐ Against ☐ Abstain ☐

4.	PROPOSAL 4 A-G. THE GOVERNANCE ADVISORY PROPOSALS — TO APPROVE AND ADOPT, ON A NON-BINDING ADVISORY BASIS, CERTAIN DIFFERENCES, IN THE GOVERNANCE PROVISIONS SET FORTH IN THE AMENDED CHARTER:

PROPOSAL 4A - THE CHANGE IN NAME OF THE NEW PUBLIC ENTITY TO COLLECTIVE AUDIENCE, INC.

For ☐ Against ☐ Abstain ☐

PROPOSAL 4B - THE CHANGES IN COMMON STOCK - TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK FOR FINANCING ITS BUSINESS, FOR ACQUIRING OTHER BUSINESSES, FOR FORMING STRATEGIC PARTNERSHIPS AND ALLIANCES AND FOR STOCK DIVIDENDS AND STOCK SPLITS AND TO ISSUE SHARES UPON EXERCISE OF THE WARRANTS AND OF EQUITY GRANTS CURRENTLY OUTSTANDING.

For ☐ Against ☐ Abstain ☐

PROPOSAL 4C - THE CHANGES IN PREFERRED STOCK - TO INCREASE THE NUMBER OF SHARES OF PREFERRED STOCK FOR FINANCING ITS BUSINESS, FOR ACQUIRING OTHER BUSINESSES, FOR FORMING STRATEGIC PARTNERSHIPS AND ALLIANCES AND FOR STOCK DIVIDENDS AND STOCK SPLITS AND TO ISSUE SHARES UPON EXERCISE OF THE WARRANTS AND OF EQUITY GRANTS CURRENTLY OUTSTANDING.

For ☐ Against ☐ Abstain ☐

PROPOSAL 4D - REMOVAL OF BLANK CHECK COMPANY/SPECIAL PURPOSE ACQUISITION COMPANY PROVISIONS - TO DELETE THE PROVISIONS THAT RELATE TO THE OPERATION OF THE COMPANY AS A BLANK CHECK COMPANY.

For ☐ Against ☐ Abstain ☐

PROPOSAL 4E - REMOVAL OF CLASSIFICATION OF BOARD OF DIRECTORS PROVISIONS – TO REMOVE THE BOARD CLASSIFICATION PROVISIONS BECAUSE CLASSIFIED BOARDS MAY BE CONSIDERED TO REDUCE THE ACCOUNTABILITY OF DIRECTORS TO STOCKHOLDERS IN CERTAIN CIRCUMSTANCES.

For ☐ Against ☐ Abstain ☐

PROPOSAL 4F - ADDITION OF ANTI-TAKEOVER PROVISION. TO APPROVE THE COMPANY WILL NOT BE SUBJECT TO SECTION 203 OF THE DGCL, AN ANTI-TAKEOVER LAW.

For ☐ Against ☐ Abstain ☐

PROPOSAL 4G - CHANGE IN AMENDMENT OF CHARTER PROVISION - TO REQUIRE THE APPROVAL OF HOLDERS OF AT LEAST A MAJORITY OF THE VOTING POWER OF THE OUTSTANDING SHARES OF CAPITAL STOCK OF THE CORPORATION TO AMEND CERTAIN PROVISIONS OF THE AMENDED CHARTER.

For ☐ Against ☐ Abstain ☐

5.	PROPOSAL 5. THE DIRECTOR ELECTION PROPOSAL — TO ELECT, EFFECTIVE AS OF CLOSING, CHRISTOPHER HARDT, BRENT SUEN, NADINE WATT, ELISABETH DEMARSE AND DENIS DUNCAN TO SERVE ON THE BOARD UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

For ☐ Against ☐ Abstain ☐

6.	PROPOSAL 6. THE NASDAQ PROPOSAL — TO APPROVE THE ISSUANCE OF MORE THAN TWENTY PERCENT (20%) OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK IN CONNECTION WITH THE TERMS OF THE MERGER AGREEMENT, WHICH WILL RESULT IN A CHANGE OF CONTROL, AS REQUIRED BY NASDAQ LISTING RULE 5635(A).

For ☐ Against ☐ Abstain ☐

7.	PROPOSAL 7. THE ADJOURNMENT PROPOSAL — TO APPROVE THE ADJOURNMENT OF THE MEETING BY THE CHAIRMAN THEREOF TO A LATER DATE, IF NECESSARY, UNDER CERTAIN CIRCUMSTANCES, INCLUDING FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES IN FAVOR OF THE FOREGOING PROPOSALS, IN THE EVENT ABRI DOES NOT RECEIVE THE REQUISITE STOCKHOLDER VOTE TO APPROVE THE PROPOSALS.

For ☐ Against ☐ Abstain ☐

NOTE: IN HIS DISCRETION, THE PROXY HOLDER IS AUTHORIZED TO VOTE UPON SUCH OTHER MATTER OR MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENT(S) THEREOF.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATION ABOVE. IN THE ABSENCE OF SUCH INDICATION, THIS PROXY WILL BE VOTED “FOR” EACH PROPOSAL AND, AT THE DISCRETION OF THE PROXY HOLDER, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Dated:
Signature of Stockholder

PLEASE PRINT NAME

Certificate Number(s)

Total Number of Shares Owned

Sign exactly as your name(s) appears on your stock certificate(s). A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. Executors, administrators, trustees, etc., are requested to so indicate when signing. If a stock certificate is registered in two names or held as joint tenants or as community property, both interested persons should sign.

PLEASE COMPLETE THE FOLLOWING:

I plan to attend the Special Meeting (Circle one): Yes No

Number of attendees: ____________

PLEASE NOTE:

STOCKHOLDER SHOULD SIGN THE PROXY PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE TO ENSURE THAT IT IS RECEIVED BEFORE THE SPECIAL MEETING. PLEASE INDICATE ANY ADDRESS OR TELEPHONE NUMBER CHANGES IN THE SPACE BELOW.

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